EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


            We consent to the incorporation by reference in this Registration Statement of Berkshire Hathaway Inc. on Form S-8 of our report on schedules dated March 8, 1996 appearing in the Annual Report on Form 10-K of Berkshire Hathaway Inc. for the year ended December 31, 1995, and our report dated March 8, 1996 (July 16, 1996 as to the restatement described in Note 1(a) to the financial statements) appearing in Form 8-K of Berkshire Hathaway Inc. filed July 26, 1996.


 DELOITTE & TOUCHE LLP

 Omaha, Nebraska
 December 17, 1996